UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2026

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	98-0668474
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1570-200 Burrard Street
Vancouver, British Columbia, Canada	V6C 3L6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Shares, no par value	THM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, International Tower Hill Mines Ltd. (the “Company”) announced the appointments of David Wiens as Chief Executive Officer, effective August 17, 2026 (the “Wiens Start Date”), and Shane Parrow as President and Chief Operating Officer, effective July 27, 2026 (the “Parrow Start Date”). Mr. Wiens and Mr. Parrow were also elected to the Company’s Board of Directors (“Board”), each effective as of the applicable start date. Mr. Wiens will succeed Karl Hanneman, who will transition from his role as Chief Executive Officer and remain with the Company as Strategic Advisor. Mr. Hanneman will also remain on the Board.

Appointment of David Wiens

David Wiens, age 46, previously served as Chief Financial Officer of Asante Gold Corporation (“Asante”) from August 2023 to the present. At Asante, Mr. Wiens led complex financing and recapitalization initiatives totaling more than $1 billion and helped advance the company toward mid-tier gold producer status. Prior to working for Asante, he was the Chief Financial Officer and Corporate Secretary for Bunker Hill Mining Corp. from January 2021 through August 2023 and, prior to that, Mr. Wiens held senior executive and investment banking roles at several financial institutions, including Deutsche Bank.

In connection with Mr. Wiens’ appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Wiens (the “Wiens Employment Agreement”) pursuant to which Mr. Wiens’ annual base salary will be $450,000 and he will be eligible for a target annual cash bonus in an amount equal to 75% of his base salary, pro-rated for the 2026 calendar year, calculated from the Wiens Start Date. Commencing in 2027, Mr. Wiens also will be eligible to receive an annual equity award under the Company’s 2006 Incentive Stock Plan in an amount targeted at 150% of Mr. Wiens’ base salary, subject to criteria determined by the Board or the Compensation Committee of the Board.

In accordance with the Wiens Employment Agreement, the independent members of the Board approved the grant to Mr. Wiens, effective as of the Wiens Start Date, of a new hire equity award (the “Wiens Equity Award”) of time-based restricted stock units (“RSUs”) with an aggregate grant date value of $1,650,000 that will vest in three equal annual installments beginning on the first anniversary of the Wiens Start Date, subject to his continued service with the Company on each vesting date. The Wiens Equity Award was issued pursuant to the employment inducement award exemption to the stockholder approval requirements under the rules of the NYSE American (the “NYSE American inducement award exemption”) and the Toronto Stock Exchange (the “TSX inducement award exemption”).

The Wiens Employment Agreement generally provides the following severance benefits upon certain qualifying terminations of employment (including termination without Cause or with Good Reason, as defined in the Wiens Employment Agreement): cash severance equal to one year’s base salary and one year’s target annual performance bonus determined at 100%, plus the prorated portion of his annual performance bonus determined at 100%. In addition, the unvested portion of the Wiens Equity Award will automatically vest and a prorated portion of any other equity compensation awards will vest, provided that any performance-based awards will vest based on prorated performance targets. Severance in all circumstances includes continuation of health insurance coverage for up to one year.

If Mr. Wiens is terminated without Cause or resigns within six months of a change in control (as defined in the Wiens Employment Agreement), severance benefits will include cash severance equal to two years’ base salary and two year’s target annual performance bonus determined at 100%, plus the prorated portion of his annual performance bonus determined at 100%. In addition, the unvested portion of the Wiens Equity Award will automatically vest and 100% of any other equity compensation awards will vest, provided that any performance-based awards will vest based on prorated performance targets.

In the event of termination because Mr. Wiens is not able to obtain U.S. immigration permission to work in Fairbanks, Alaska by March 31, 2028, severance benefits will include cash severance equal to 50% of the sum of (i) one year’s base salary, (ii) one year’s annual performance bonus determined at 100%, plus (iii) the prorated portion of his annual performance bonus determined at 100%. In addition, the unvested portion of the Wiens Equity Award will automatically vest and a prorated portion of any other equity compensation awards will vest, provided that any performance-based awards will vest on a pro-rated basis.

Following his relocation to Fairbanks, Alaska, Mr. Wiens will be eligible to participate in the Company’s employee benefit plans (including certain retirement and health and welfare benefit plans) on terms substantially similar to those that apply for other executive officers of the Company from time to time. Prior to such relocation, the Company will provide a stipend in lieu of health and retirement-related benefits. Mr. Wiens will also be entitled to a relocation allowance and temporary housing benefits in amounts determined by the Board upon his relocation to Fairbanks, Alaska.

Benefits under the Wiens Employment Agreement are generally subject to Mr. Wien’s compliance with customary restrictive covenants, including a one-year non-compete and non-solicitation requirement. Payment of severance is subject to execution of a general release of claims.

Mr. Wiens’ appointment as Chief Executive Officer was not pursuant to any arrangement or understanding between Mr. Wiens and any other person. There is no family relationship between Mr. Wiens and any director or executive officer of the Company, and there are no transactions involving Mr. Wiens requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Wiens Employment Agreement is qualified in its entirety by reference to the full text of the Wiens Employment Agreement, the form of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Appointment of Shane Parrow

Shane Parrow, age 51, previously served from January 2026 through June 2026 as Vice President & General Manager of Kinross Gold Corporation (“Kinross”), overseeing the Fort Knox and Manh Choh operations. Prior to that, he served as Vice President & Deputy General Manager of Kinross from March 2025 through January 2026 and as Operations Director for Kinross on the Manh Choh project from October 2022 through March 2025. Prior to his employment at Kinross, Mr. Parrow served as General Manager of Florida Canyon Mining, Inc. from August, 2021 through September 2022 and as Mine Support Manager of Sibanye-Stillwater from October 2019 through August 2021.

In connection with Mr. Parrow’s appointment as President and Chief Operating Officer, Tower Hill Mines (US) LLC, an indirect wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Parrow (the “Parrow Employment Agreement”) pursuant to which Mr. Parrow’s annual base salary will be $400,000 and he will be eligible for a target annual bonus in an amount equal to 50% of his base salary, pro-rated for the 2026 calendar year, calculated from the Parrow Start Date. Commencing in 2027, Mr. Parrow will also be eligible to receive an annual equity award under the Company’s 2006 Incentive Stock Plan in an amount targeted at 60% of Mr. Parrow’s base salary, subject to criteria determined by the Board or the Compensation Committee of the Board.

In accordance with the Parrow Employment Agreement, the independent members of the Board approved the grant to Mr. Parrow, effective as of the Parrow Start Date, of a new hire equity award (the “Parrow Equity Award”) of 312,500 RSUs with an aggregate grant date value of $650,000 that will vest in three equal annual installments beginning on the first anniversary of the Parrow Start Date, subject to his continued service with the Company on each vesting date. The RSUs will be subject to the terms and conditions of an Inducement Award Agreement for Restricted Share Units. The Parrow Equity Award is being issued pursuant to the NYSE American inducement award exemption and the TSX inducement award exemption.

The Parrow Employment Agreement generally provides the following severance benefits upon certain qualifying terminations of employment (including termination without Cause or with Good Reason, as defined in the Parrow Employment Agreement): cash severance equal to one year’s base salary plus the prorated portion of his annual performance bonus determined at 100%. In addition, the unvested portion of the Parrow Equity Award will automatically vest and a prorated portion of any other equity compensation awards will vest, provided that any performance-based awards will vest based on prorated performance targets. Severance in all circumstances includes continuation of health insurance coverage for up to one year.

In the event of termination without Cause or with Good Reason within six months of a change in control (as defined in the Parrow Employment Agreement), severance benefits will include cash severance equal to one years’ base salary plus the prorated portion of his annual performance bonus determined at 100%. In addition, the unvested portion of the Parrow Equity Award will automatically vest and a prorated portion of any other equity compensation awards will vest, provided that any performance-based awards will vest based on prorated performance targets.

Mr. Parrow will also be eligible to participate in the Company’s employee benefit plans (including certain retirement and health and welfare benefit plans) on terms substantially similar to those that apply for other executive officers of the Company from time to time.

Benefits under the Parrow Employment Agreement are generally subject to Mr. Parrow’s compliance with customary restrictive covenants, including a one-year non-compete and non-solicitation requirement. Payment of severance is subject to execution of a general release of claims.

Mr. Parrow’s appointment as President and Chief Operating Officer was not pursuant to any arrangement or understanding between Mr. Parrow and any other person. There is no family relationship between Mr. Parrow and any director or executive officer of the Company, and there are no transactions involving Mr. Parrow requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Parrow Employment Agreement is qualified in its entirety by reference to the full text of the Parrow Employment Agreement, a copy of which is filed as Exhibit 10.2 and is incorporated by reference in this Current Report on Form 8-K.

Appointment of New Directors

On July 27, 2026, the Board expanded the size of the Board from seven directors to nine directors and appointed Shane Parrow, effective as of the Parrow Start Date, and David Wiens, effective as of the Wiens Start Date, to fill the vacancies created by the expansion. The term for each will expire at the annual meeting of shareholders in 2027 and until his successor is elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Neither Mr. Wiens nor Mr. Parrow will serve on any committees of the Board nor receive additional compensation for his service on the Board.

As noted above, there are no transactions involving Mr. Wiens or Mr. Parrow requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Wiens or Mr. Parrow and any other persons pursuant to which Mr. Wiens or Mr. Parrow was elected as a director.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Wiens Employment Agreement, dated as of July 27, 2026, between International Tower Hill Mines Ltd. and David Wiens
10.2	Parrow Employment Agreement, dated as of July 27, 2026, between International Tower Hill Mines (US) LLC and Shane Parrow
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: July 31, 2026	By:	/s/ Karl Hanneman
	Name:	Karl Hanneman
	Title:	President and Chief Executive Officer